STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of February 21, 2003 ("Effective Date"), by and among TMI Holdings, Inc., a Florida corporation, ("TMI"), John W. Meyers, an individual ("Meyers"), and William Michael Sessions, an individual ("Sessions" who shall, along with TMI and Meyers, be called the "Sellers"), on the one hand, and Scott Siegel, an individual ("Siegel"), on the other hand.

                                 R E C I T A L S

     A. TMI is a Florida corporation with a wholly owned subsidiary, Kina'ole, which is a seller of manufactured homes in Hawaii.

     B. Sessions and Meyers each own 125,000 shares of TMI's Series A Preferred Stock, which is 100% of the Series A Preferred Stock.

     C. Siegel wishes to pay off certain outstanding debts of TMI and Sessions and Meyers in exchange for 1,050,000 shares of TMI common stock ("Common Stock"), which will be issued by TMI, and all 250,000 shares of TMI's Series A Preferred Stock ("Series A Preferred Stock"), which is owned by Sessions and Meyers.

     D. Sellers wish to sell the Common Stock and the Series A Preferred Stock on the terms and conditions set forth in this Agreement.

     E. Siegel acknowledges that he has had an opportunity to ask questions of appropriate persons, including Sessions and Meyers, concerning the business, financial condition and results of operations of TMI.

     NOW, THEREFORE, in reliance on the foregoing recitals and in consideration of and for the mutual covenants contained herein, the parties hereto agree as follows:

                                A G R E E M E N T

     1.     CONSIDERATION OF SELLERS.  In exchange of certain obligations of the
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Sellers  being  paid by Siegel, the Sellers agree to sell and transfer to Siegel the  following:

     1.1 TMI will issue and grant to Siegel 1,050,000 shares of TMI's common stock, with restrictive legend, free and clear of all security interests, liens, encumbrances, claims, charges, assessments and restrictions other than restrictions on transfer under federal and state securities laws.

     1.2 Sessions and Meyers will each transfer to Siegel 125,000 shares of Series A Preferred Stock, with restrictive legend, free and clear of all security interests, liens, encumbrances, claims, charges, assessments and restrictions other than restrictions on transfer under federal and state securities laws. These 250,000 shares of Series A Preferred Stock represent 100% of the authorized and outstanding Series A Preferred Stock of TMI.

     2.     CONSIDERATION  OF SIEGEL.  In exchange for the Common Stock from TMI
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and  the Series A Preferred Stock from Sessions and Meyers, Siegel agrees to pay the  following:

     2.1  Marc  Douglas  -  $150,000

     2.2  The  Lebrecht  Group,  APLC  -  $15,000

     2.3  Broad  &  Cassel  -  $38,000

     2.4  Charles  N.  Auerbach,  CPA  -  $7,500

     2.5  Berkowitz,  Dick,  Pollack,  Brandt  -  $12,000

     3.     CLOSING.
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     3.1  Closing of the transactions contemplated hereby ("Closing") shall take place upon satisfaction of the following conditions, but in no event later than 21 days following the Effective Date.

     3.2 At Closing, Sellers shall deliver certificates evidencing the Common Stock and the Series A Preferred Stock to Siegel, with duly executed stock powers by Sessions and Meyers, for transfer to Siegel, and Siegel shall deliver to the Sellers proof of payment of the amounts listed in Section 2, above.

     4.     SELLERS'  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS.
            ------------------------------------------------------

     4.1 As of the Closing, TMI will issue to Siegel the Common Stock, and, except with respect to the restrictions on transfer under federal and state securities laws specified in this Agreement, there are no security interests, liens, encumbrances, claims, charges, assessments or restrictions or any other defects in title of any nature whatsoever on the Common Stock.

     4.2 As of the Closing, Sessions and Meyers each have and will transfer to Siegel all their interest in the Series A Preferred Stock, and, except with respect to the restrictions on transfer under federal and state securities laws specified in this Agreement, after Siegel pays the amounts listed in Sections 2.1-2.5, above, there will not be any security interests, liens, encumbrances, claims, charges, assessments or restrictions or any other defects in title of any nature whatsoever on any of the Shares. Notwithstanding the above, Sessions and Meyers do not possess the Series A Preferred Stock certificates, since those were misplaced, but they represent and warrant that they possess an affidavit signed by Marc Douglas (individual Sessions and Meyers purchased Series A Preferred Stock from) on December 17, 2002, under penalty of perjury, admitting there is no stock certificate representing the Series A Preferred Stock. In reliance on the affidavit, Sessions and Meyers further represent and warrant that they do own 100% of the Series A Preferred Stock and are transferring that interest to Siegel under this Agreement.

     4.3 Sellers have the right, power, legal capacity and authority to enter into and perform Sellers' obligations under this Agreement.

     4.4 Except as set forth herein, Sellers make no representations or warranties with respect to TMI or the Common Stock or Series A Preferred Stock and Siegel is purchasing the Common Stock and Series A Preferred Stock "as is".

     4.5 Sellers will not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in or lien upon, encumber, or otherwise dispose if or abandon, nor will the Sellers suffer or permit any of the same to occur with respect to, any part or all of the Common Stock or Series A Preferred Stock, without the prior written consent of Siegel; Sellers have made, and will continue to make until the Closing or termination of this Agreement, payment or deposit or otherwise provide for the payment, when due, of all taxes, assessments or contributions required by law which have been or may be levied or assessed against the Sellers with respect to the Common Stock or the Series A Preferred Stock.

     5.     SIEGEL'S  REPRESENTATIONS  AND  WARRANTIES.
            ------------------------------------------
Siegel  hereby  represents  and  warranties  as  follows:

     5.1 Siegel is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     5.2 Siegel has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement.

     5.3 Siegel has received, read carefully and is familiar with this Agreement. With respect to TMI, Siegel is familiar with TMI's business, plans and financial condition, and any other matters relating to TMI; Siegel has received all materials that have been requested by Siegel; Siegel has had a reasonable opportunity to ask questions of TMI and its representatives; and TMI has answered all inquiries that Siegel or his representatives have put to it. Siegel has had access to all additional non-confidential information necessary, in Siegel's judgment, to evaluate the merits and risks of an investment in TMI. Siegel acknowledges that Sellers have made no representations or warranties of any kind to Siegel regarding TMI, its business, finances or prospects.

     5.4 Siegel has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect his interests in connection with this transaction, and Siegel's investment in TMI hereunder is not material when compared to Siegel's total financial capacity.

     5.5 Siegel understands the various risks of an investment in TMI and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

     5.6 Siegel acknowledges that no liquid market for the Series A Preferred Stock currently exists and none may develop in the future and that Siegel may find it impossible to liquidate the investment at a time when it may be desirable to do so, or at any other time.

     5.7 Siegel will acquire the Common Stock and the Series A Preferred Stock for Siegel's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

     5.8 Siegel has been advised by Sellers that neither the Common Stock nor the Series A Preferred Stock have been registered under the Securities Act or applicable state securities law and that they will be sold in a transaction exempt therefrom. Siegel acknowledges that he is familiar with the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Common Stock and Series A Preferred Stock. In particular, Siegel agrees that TMI shall not be required to give any effect to a sale, assignment or transfer of the Shares, unless (i) the sale, assignment or transfer of such stock is registered under the Securities Act, and applicable state securities laws, it being understood that the Common Stock and the Series A Preferred Stock are not currently registered for sale and that TMI has no obligation or intention to so register those shares or (ii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act and applicable state securities laws. Siegel further understands that an opinion of counsel and other documents may be required to transfer the Common Stock and the Series A Preferred Stock. Siegel acknowledges that Common Stock and the Series A Preferred Stock shall be subject to stop transfer orders and the certificate or certificates evidencing any of those shares shall bear the following or a substantially similar legend or such other legend as may appear on the forms of common stock and preferred stock and such other legends as may be required by state blue sky laws:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or foreign securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws, or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Securities Act or applicable state securities laws."

     6.     BINDING  UPON  SUCCESSORS  AND  ASSIGNS.  Subject  to,  and  unless
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otherwise provided in, this Agreement, and each and all of the covenants, terms, provisions, and agreements contained herein, shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

     7.     ENTIRE AGREEMENT.  This Agreement constitutes the entire understand-
            -----------------
ing and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or under-standings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto.

     8.     COUNTERPARTS.  This  Agreement  may  be  executed  in  any number of
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counterparts,  each  of  which  shall  be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

     9.     AMENDMENT AND WAIVERS.  Any  term or provision of this Agreement may
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be  amended,  and  the  observance  of  any term of this Agreement may be waived
(either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     10.     ATTORNEYS' FEES.  Should  suit  be  brought to enforce or interpret
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any  part  of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

     11.     GOVERNING  LAW.  This  Agreement shall be governed by and construed
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in  accordance  with  the  laws  of  the State of Florida, without regard to its choice  of  law  principles.

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
     12.     RELIANCE BY TMI.    The parties hereto expressly authorize TMI  and
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its counsel to rely upon the representations set forth herein in connection with the  transfer  of  the  Shares.

SELLERS:                                     SIEGEL:


/s/  W.  Michael  Sessions                   /s/ Scott Siegel
--------------------------------------       -------------------------------
TMI  Holdings,  Inc.,  by                    Scott Siegel, an individual
W. Michael Sessions, President



/s/  John  W.  Meyers
--------------------------------------
John  W.  Meyers,  an  individual



/s/  W.  Michael  Sessions
--------------------------------------
W.  Michael  Sessions,  an  individual